UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 1, 2016, Document Security Systems, Inc. (the “Company”) was notified by the NYSE MKT LLC (the “NYSE MKT”) that the Company is not in compliance with the stockholders’ equity continued listing standards set forth in Section 1003(a)(ii) of the NYSE MKT LLC Company Guide (the “Company Guide”). In order to maintain its listing, the Company must submit a plan of compliance by May 2, 2016 addressing how it intends to regain compliance with section 1003(a)(ii) of the Company Guide by October 2, 2017. If NYSE Regulation determines to accept the plan submitted by the Company, the Company will be notified and will be subject to periodic reviews including quarterly monitoring for compliance with the plan. If the plan is not accepted by NYSE Regulation, or if it is accepted but the Company is not in compliance with the continued listing standards by October 2, 2017, or if the Company does not make progress consistent with the plan during the plan period, the NYSE MKT will initiate delisting proceedings as appropriate.

This notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE MKT under the symbol “DSS” subject to submission of the plan that the Company plans to submit in due course.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: April 7, 2016	By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi
Chief Executive Officer